UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2015

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hamilton Bancorp, Inc. (the “Company”) announced today that on January 20, 2015, Joseph J. Bouffard was appointed as a director of the Company and its subsidiary, Hamilton Bank.  Mr. Bouffard, age 65, served as President and Chief Executive Officer of BCSB Bancorp, Inc. and its wholly owned subsidiary, Baltimore County Savings Bank, from 2006 until his retirement in February 2014.  Prior to his service with BCSB Bancorp, Inc., Mr. Bouffard was President and Chief Executive Officer of Patapsco Bancorp, Inc. and The Patapsco Bank.  The Company’s Board of Directors has not determined which, if any, board committees Mr. Bouffard will serve on. A copy of the Company’s press release announcing Mr. Bouffard’s appointment is included as Exhibit 99.1 to this report and incorporated herein.

Item 9.01       Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated January 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: January 23, 2015	By: /s/ John P. Marzullo
John P. Marzullo Senior Vice President, Chief Financial Officer and Treasurer